As Filed with the Securities and Exchange Commission on July 21, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORION MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0097459
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12550 Fuqua St.
Houston, Texas  77034
(713) 852-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Pearson
Chief Executive Officer
12550 Fuqua St.
Houston, Texas  77034
(713) 852-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
J. Cabell Acree Vice President and General Counsel 12550 Fuqua St. Houston, Texas 77034 (713) 852-6500 (Telephone) (713) 852-6594 (Facsimile)	William S. Anderson Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 (713) 221-1122 (Telephone) (713) 437-5370 (Facsimile)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☑ Accelerated filer
☐ Non-accelerated filer (do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee(4)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Warrants
Rights
Debt securities
Guarantees of debt securities by certain subsidiaries of Orion Marine Group, Inc.(5)
Total	$150,000,000		$150,000,000	$8,370

(1)
There are being registered hereunder such indeterminate number of shares of common stock, shares of preferred stock, warrants, rights, and/or principal amount of debt securities of the registrant as shall have an aggregate initial offering price not to exceed $150,000,000.  Also being registered hereunder by the registrant are an indeterminate number of shares of common stock, shares of preferred stock, warrants, rights, or debt securities as shall be issuable upon exercise, conversion, or exchange of any securities that provide for such issuance.  If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.

(2)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities registered hereunder, and is not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(3)	Excludes any accrued interest, distributions and dividends, if any.
(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the proposed maximum aggregate offering price.
(5)
Pursuant to Rule 457(n) under the Securities Act, no separate registration will be paid in respect of any such guarantees.  Guarantees may be provided by one or more of the subsidiaries of the registrant listed on the Table of Additional Registrants appearing on the following page.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Each of the following subsidiaries may provide a guarantee (either fully or unconditionally or in a limited manner) of the repayment of the debt securities registered under this registration statement, and is hereby a registrant.

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
F. Miller Construction, LLC	Louisiana	20-5538311
King Fisher Marine Service, L.P.	Texas	74-1327835
Misener Marine Construction, Inc.	Florida	59-1158596
Orion Administrative Services, Inc.	Texas	71-0945404
Orion Construction, L.P.	Texas	76-0431089
Orion Dredging Services, LLC	Florida	26-1983644
SSL South, LLC	Florida	26-2877150

(1)The address, including zip code, and telephone number, including area code, of each of the additional Registrants’ principal executive offices is c/o Orion Marine Group, Inc., 12550 Fuqua St., Houston, Texas  77034, (713) 852-6500.  The primary standard industrial classification code of each of the additional Registrants is 1600.  The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional Registrants is J. Michael Pearson, Chief Executive Officer, Orion Marine Group, Inc., 12550 Fuqua St., Houston, Texas  77034, (713) 852-6500.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 21, 2009

PROSPECTUS

ORION MARINE GROUP, INC.

$150,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Rights

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities (which we may issue in one or more series), warrants to purchase shares of common stock, shares of preferred stock or debt securities, or rights to purchase any of the foregoing securities.  The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities.  We may sell any combination of the above described securities, in one or more offerings, in amounts, at prices, and on terms determined by market conditions at the time of the offerings.  We refer to the shares of common stock, shares of preferred stock, debt securities, warrants to purchase shares of common stock or shares of preferred stock, and rights to purchase any of the foregoing securities collectively as the “securities.”

This prospectus provides a general description of the securities we may offer, and the general manner in which we will offer these securities.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.  Each prospectus supplement may also add information or update information contained in this prospectus.  You should carefully read this prospectus, any prospectus supplement, and any information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the New York Stock Exchange under the symbol “ORN”.

Investing in our securities involves risks, including the risks described in our Annual Report on Form 10−K for the fiscal year ended December 31, 2008 (filed with the Securities and Exchange Commission on March 16, 2009), the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, as discussed on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2009

TABLE OF CONTENTS

About This Prospectus	1
Cautionary Statement Regarding Forward-Looking Statements	1
Where You Can Find More Information	3
Incorporation of Certain Documents By Reference	4
Orion Marine Group, Inc.	4
Risk Factors	5
Ratio of Earnings to Fixed Charges	5
Use of Proceeds	5
Description of Capital Stock	6
Description of Warrants	12
Description of Rights	13
Description of Debt Securities	14
Description of the Guarantees	33
Legal Ownership and Book-Entry Issuance	34
Plan of Distribution	39
Legal Matters	42
Experts	42

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under the shelf registration process, we may sell, from time to time, any of, or any combination of, securities described in this prospectus in one or more offerings, for an aggregate offering price of up to $150,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of debt securities, the specific terms of the securities.  The prospectus supplement may also add to, update or change information in this prospectus.  To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Before you invest in our securities, we urge you to read carefully this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”  In addition, we have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part.  You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information contained in or specifically incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with any additional or different information.  If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.  Our business, financial condition, results of operations, and prospects may have changed since that time.

Unless the context requires otherwise, or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to the “Company,” “we,” “us,” or “our” are to Orion Marine Group, Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “estimate,” “may,” “plans,” “intend,” and similar expressions, among others, identify forward-looking statements and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, profitability, liquidity and other financial and operating information.  Forward-looking statements speak only as of the date the statement was made.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes, and are subject to risks, uncertainties and other factors, many of which are beyond our control.  Important factors that could cause actual results to differ materially from the expectations expressed or implied in forward-looking statements include:

•	our ability to obtain sufficient bonding capacity for our contracts;

•	our ability to develop and maintain key customer relationships and our reputation in the heavy civil marine infrastructure market;

•	our ability to attract and retain qualified personnel;

•	failure to accurately estimate our costs or execute within our cost estimates or by the scheduled date for completion on fixed price, lump-sum contracts;

•	increased costs to acquire, manufacture and maintain the equipment necessary for our operations;

•	fluctuations in our cash flow and profitability due to the timing of new contracts;

•	reductions in government funding for heavy civil marine infrastructure or maintenance contracts;

•	failure to comply with applicable terms of the government contracts to which we are a party;

•	loss of one or more of our significant customers;

•	our ability to fully realize the revenue value reported in our backlog;

•	significant operating risks and hazards that could result in injury to persons or damage or destruction of property;

•	failure to maintain adequate amounts of insurance coverage and inability to obtain additional amounts of insurance coverage;

•	federal laws that may provide our employees with remedies for job-related claims in addition to those provided by state laws;

•	potential penalties for late completion of contracts;

•	our obligation or decision to pay our suppliers and subcontractors even if our customers do not pay or delay paying us;

•	difficulty in collecting receivables from major customers;

•	risks inherent in acquisitions, including our ability to obtain financing for proposed acquisitions and to integrate and successfully operate acquired businesses;

•	decrease in the anticipated investment in port and heavy civil marine infrastructure;

•	adverse change to the economy or business environment in the regions in which we operate;

•	adverse outcomes of pending claims or litigation and new claims or litigation and the potential effect on our business, financial condition and results of operations;

•	environmental risks, laws and regulations applicable to our operations that may expose us to significant costs and liabilities;

•
adverse impacts from weather affecting our performance and timeliness of completion, which could lead to increased costs and affect the costs and availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;

•	increased costs and/or decreased supplies of petroleum-based products utilized to operate the equipment used in our construction contracts;

•	terrorist attacks at port or other facilities where we operate;

•	unionization, work stoppages, slowdowns or increased labor costs;

•	our inability to sustain our historical revenue growth rate;

•	risks inherent in international operations;

•
foreign ownership restrictions with respect to our vessels, which could limit our ability to sell off any portion of our business or result in the forfeiture of our vessels or in our inability to continue our operations in U.S. navigable waters; and

•	the factors generally described in the “Risk Factors” section in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, these statements may not prove to be correct.  These statements may be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Some of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements are more fully discussed under the heading “Risk Factors” in this prospectus and in other information contained in our publicly available filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and other reports we file under the Securities Exchange Act of 1934, as amended.  Except as may be required by applicable securities law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, to register the securities offered by this prospectus.  This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement.  For further information about us and the securities offered in this prospectus, you should refer to the registration statement and its attached exhibits.

In addition, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC.  SEC filings are available to the public from the SEC’s website at http://www.sec.gov.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  We also make available, free of charge, on our website, at http://www.orionmarinegroup.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and proxy statements, and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information.  We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2009;

•	Current Reports on Form 8-K as filed with the SEC on March 5, 2009, May 1, 2009, May 7, 2009, May 18, 2009 and May 27, 2009; and

•	the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form S-1, as amended (File No. 333-145588), filed initially with the SEC on August 20, 2007.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Orion Marine Group, Inc.
Attn:  Vice President, General Counsel and Secretary
12550 Fuqua St.
Houston, Texas  77034
(713) 852-6500

ORION MARINE GROUP, INC.

We are a leading marine specialty contractor serving the heavy civil marine infrastructure market.  We provide a broad range of marine construction and specialty services on, over and under the water along the Gulf Coast, the Atlantic Seaboard and the Caribbean Basin.  Our customers include federal, state and municipal governments, the combination of which accounted for approximately 50% of our revenue in the year ended December 31, 2008, as well as private commercial and industrial enterprises.

Our Executive Offices

Our principal executive offices are located at 12550 Fuqua St., Houston, Texas 77034, and our telephone number at this address is (713) 852-6500.  Our website is www.orionmarinegroup.com.  Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves risks.  Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent annual report on Form 10−K and in our quarterly reports on Form 10−Q filed subsequent to the annual report on Form 10−K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act.  For more information, see the section entitled “Where You Can Find More Information.”  These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Successor(1)						Predecessor(1)
	Three months ended March 31,	Years ended December 31,				October 14 to December 31,	January 1 to October 31,
	2009	2008	2007	2006	2005	2004	2004
Ratio of earnings to fixed charges(2)	26.9	15.3	14.5	5.2	2.6	1.2	202.5

(1)
In October 2004, the Company was acquired by Orion Marine Group, Inc., formerly known as Hunter Acquisition Corp., a corporation formed and controlled by its former principle stockholders. For accounting purposes, the Company as it existed until the time of the acquisition by Hunter Acquisition Corp. is referred to as the “Predecessor” and the Company as it has existed since the acquisition is referred to as the “Successor.”

(2)
The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges.  For this purpose, earnings are defined as pretax income plus fixed charges.  Fixed charges are defined as interest expense, including amortization of deferred financing costs, and preference security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund general corporate purposes, including:

•	working capital needs;

•	capital expenditures;

•	extinguishment of debt; and

•	possible future acquisitions.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities.  We may invest funds not required immediately for these purposes in marketable securities and short term investments.  The precise amount and timing of the application of these proceeds will be dependent upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of our capital stock is only a summary of the information contained in our amended and restated certificate of incorporation.  You should read this description together with our amended and restated certificate of incorporation and bylaws.  Selected provisions of our organizational documents are summarized below.  We have filed copies of our organizational documents with the SEC as exhibits to the registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” above for information on how to obtain copies of them.

General

Pursuant to our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, we have the authority to issue an aggregate of 60,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of June 30, 2009, we have a total of 21,928,741 shares of common stock outstanding, which does not include 11,646 shares held as treasury shares or shares reserved for issuance pursuant to our stock incentive plans, including outstanding options to purchase 975,300 shares and 630,336 shares available for future awards.

Voting Rights.  Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a stockholder vote.  Our stockholders may not cumulate their votes in the election of directors or any other matter.

Dividends.  Any dividends declared by our board of directors on our common stock will be payable ratably out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any.

Liquidation.  In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully Paid.  All of the shares of common stock to be outstanding upon completion of this offering will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Other Rights.  Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders.  There are currently no shares of preferred stock outstanding.

The issuance of shares of the preferred stock by our board of directors as described above may adversely affect the rights of the holders of common stock.  For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of common stock.

When we issue preferred stock, we will provide specific information about the particular class or series being offered in a prospectus supplement.  This information will include some or all of the following:

•	the title or designation of the series;

•
the number of shares of the series, which our board of directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

•
the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

•	the redemption rights and price or prices, if any, for shares of the series and at whose option such redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

•
whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security of the Company or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	whether the preferred stock being offered will be listed on any securities exchange;

•	if necessary, a discussion of certain U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the articles then in effect or the by-laws then in effect.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable.

Liability and Indemnification of Officers, Directors and Certain Affiliates

Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors.  These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable under the Delaware General Corporation Law:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases, redemptions or dividends; or

•	for any transaction from which the director derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of director’s liability, then the liability of our directors will automatically be limited to the fullest extent provided by law.  These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty.  These provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.  We may also indemnify employees and others and advance expenses to them in connection with legal proceedings.

We have entered into separate indemnification agreements with our directors and certain officers that provide our directors and such officers and any partnership, corporation, trust or other entity of which such director or officer is or was a partner, stockholder, trustee, director, officer, employee or agent (“Indemnitees”), with additional indemnification and related rights, particularly with respect to indemnification procedures and directors’ and officers’ insurance coverage.  The indemnification agreements require us, among other things, to indemnify the Indemnitees, to the fullest extent permitted under applicable law, against liabilities that may arise by reason of the directors’ or officers’ acts or omissions while providing service to us, other than liabilities arising from acts or omissions:

•	regarding enforcement of the indemnification agreement, if not taken in good faith,

•	relating to the purchase and sale by an Indemnitee of securities in violation of Section 16(b) of the Exchange Act,

•	subject to certain exceptions, in the event of claims initiated or brought voluntarily by an Indemnitee, not by way of defense, counterclaim or cross claim, or

•	for which applicable law or the indemnification agreements prohibit indemnification.

An Indemnitee will be entitled to receive advance amounts for expenses such Indemnitee incurs in connection with claims or actions against such Indemnitee unless a court having jurisdiction over the claim makes a final judicial determination that such Indemnitee is prohibited from receiving indemnification.  Furthermore, we are not responsible for indemnifying an Indemnitee if an independent reviewing party (a party not involved in the pending claim) determines that such Indemnitee is not entitled to indemnification under applicable law, unless a court of competent jurisdiction determines that such Indemnitee is entitled to indemnification.  We believe that these indemnification arrangements are important to our ability to attract and retain qualified individuals to serve as directors.

We obtained directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on any breaches of duty, negligence, or other wrongful acts, including violations of securities laws, unless such a violation is based on any deliberate fraudulent act or omission or any willful violation of any statute or regulation.

These provisions may have the practical effect in certain cases of eliminating the ability of our stockholders to collect monetary damages from our directors and officers.  We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware Anti-Takeover Statute.  We have elected to be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law.  In general, this section prevents certain Delaware companies under certain circumstances from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”),

•	an affiliate of an interested stockholder, or

•	associate of an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.”

A “business combination” includes a merger or sale of 10% or more of our assets.

Charter and Bylaw Provisions

Classified Board.  Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible.  As a result, approximately one-third of our board of directors will be elected each year.  The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.  Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time-to-time exclusively pursuant to a resolution adopted by the board of directors.

Authorized But Unissued Shares.  The authorized but unissued shares of our common stock and preferred stock are available for future issues without stockholder approval.  These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy context, tender offer, merger or otherwise.  Undesignated preferred stock may also be used in connection with a stockholder rights plan, although we have no present intention to adopt such a plan.

Filling Board of Directors Vacancies; Removal.  Our certificate of incorporation provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director.  Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office.  Any director may resign at any time upon written notice to our board of directors or to our President.  Directors may be removed only for cause upon the affirmative vote of the holders of 75% of the voting power of the outstanding shares of capital stock voting together as a single class.  We believe that the removal of directors by the stockholders only for cause, together with the classification of the board of directors, will promote continuity and stability in our management and policies and that this continuity and stability will facilitate long-range planning.

No Cumulative Voting.  The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors or any other matter brought to a vote of our stockholders unless our certificate of incorporation provides otherwise.  Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.  Our certificate of incorporation does not provide for cumulative voting.

Election of Directors.  Our bylaws require the affirmative vote of a plurality of the outstanding shares of our capital stock entitled to vote generally in the election of directors cast at a meeting of our stockholders called for such purpose.

Advance Notice Requirement for Stockholder Proposals and Director Nominations.  Our bylaws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary.  With respect to the nomination of directors, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices:

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with respect to an election of directors to be held at the annual meeting of stockholders, not later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the stockholders, and

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with respect to an election of directors to be held at a special meeting of stockholders, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed to our stockholders or public disclosure of the date of the special meeting was first made, whichever first occurs.  With respect to other business to be brought before an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the stockholders.  Our bylaws limit the business that may be brought before a special meeting of stockholders to the purposes stated in the notice for such meeting.  Our bylaws also specify requirements as to the form and content of a stockholder’s notice.  These provisions may preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to our Certificate of Incorporation and Bylaws.  Pursuant to the Delaware General Corporation Law and our certificate of incorporation, certain anti-takeover provisions of our certificate of incorporation may not be repealed or amended, in whole or in part, without the approval of at least 80% of the outstanding stock entitled to vote.  Our certificate of incorporation permits our board of directors to adopt, amend and repeal our bylaws.  Our certificate of incorporation also provides that our bylaws can be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of our common stock.

No Stockholder Action by Written Consent; Special Meeting. Our certificate of incorporation precludes stockholders from initiating or effecting any action by written consent and thereby taking actions opposed by our board of directors in that manner.  Our bylaws also provide that special meeting of stockholders may be called only by our board of directors.

Restrictions on Ownership

Restrictions on Foreign Ownership.  Certain U.S. maritime laws, including the Dredging Act, the Jones Act, the Shipping Act and the Vessel Documentation Act, prohibit foreign ownership or control of persons engaged in the transport of merchandise or passengers or dredging in the navigable waters of the U.S.  A corporation is considered to be foreign owned or controlled if, among other things, 25% or more of the ownership or voting interests with respect to its equity stock is held by non-U.S. citizens.  If we should fail to comply with such requirements, our vessels would lose their eligibility to engage in coastwise trade or dredging within U.S. domestic waters.  To facilitate our compliance, our certificate of incorporation includes the following provisions:

•	limits ownership by non-U.S. citizens of any class or series of our capital stock (including our common stock) to 23%;

•	requires us to withhold dividends and suspend voting rights with respect to any shares held by non-U.S. citizens;

•	permits a stock certification system with two types of certificates to aid tracking of ownership;

•	permits us to redeem any shares held by non-U.S. citizens so that our foreign ownership is less than 23%; and

•	permits us to take measures to ascertain ownership of our stock.

You may be required to certify whether you are a U.S. citizen before purchasing or transferring our common stock.  If you or a proposed transferee cannot make such certification, or a sale of stock to you or a transfer of your stock would result in the ownership by non-U.S. citizens of 23% or more of our common stock, you may not be allowed to purchase or transfer our common stock.  All certificates representing the shares of our common stock will bear legends referring to the foregoing restrictions.

In addition, our certificate of incorporation permits us to establish and maintain a dual stock certificate system under which different forms of certificates may be used to reflect whether the owner is a U.S. citizen.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ORN.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, or debt securities.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the number of, and type of, securities purchasable upon exercise of the warrants;

•	the price at which the number of, and type of securities may be purchased upon exercise of the warrants;

•	the date on which the right to exercise the warrants commences and the date on which such right shall expire;

•	applicable U.S. federal income tax considerations, if any;

•	the aggregate number of warrants outstanding; and

•	any other terms of such warrants.

Warrants will be issued in registered form only and offered and exercisable in U.S. dollars.  At the close of business on the expiration date, unexercised warrants will become void.

We have not issued any warrants to date.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities.  The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.  Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement.  The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable U.S. federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement.  Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.  After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to “we,” “our” and “us” refer to Orion Marine Group, Inc. as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise.  In addition, references in this section to the “subsidiary guarantors” refer to certain of our subsidiaries that may guarantee the due and punctual payment of one or more series of our debt securities.  Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.  Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities.  Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or any of our subsidiaries.  Thus, by owning a debt security, you are an unsecured creditor of Orion Marine Group, Inc.

No stockholder, officer, director or employee of Orion Marine Group, Inc. has any obligation for payment of debt securities or for any of our obligations, covenants or agreements contained in the debt securities or the applicable indenture.  By accepting the debt securities, you waive and release all liability of this kind.  The waiver and release are part of the consideration for the issuance of debt securities.  This waiver and release will not apply to the liability of the subsidiary guarantors solely in their capacity of guarantors of any series of our debt securities and solely to the extent of any such guarantee.

Our senior debt securities will be issued under the senior debt indenture, as described below, and will rank equally with all of our other senior unsecured and unsubordinated debt.

Our subordinated debt securities will be issued under the subordinated debt indenture, as described below, and will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture.  The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.  Neither indenture limits our ability to incur additional senior debt, unless otherwise described in the prospectus supplement relating to any series of debt securities.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Orion Marine Group, Inc., unless the context requires otherwise.  When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Orion Marine Group, Inc., unless the context requires otherwise.  When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture

Our senior debt securities and the subordinated debt securities are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities.  Each indenture is a contract between us and a trustee to be named therein.  These indentures governing our debt securities are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

The trustee under each indenture has two main roles:

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First, the trustee can enforce your rights against us if we default.  There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

See “—Concerning the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any of our debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under a debt indenture as we wish.  This section of the prospectus summarizes terms of the securities that apply generally to all series.  The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.  We will describe most of the financial and other specific terms of a series including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus.  Those terms may vary from the terms described here.

As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section.  If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control.  Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture.  When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.  The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series.  In addition, the indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.  Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.  Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due.  The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.  The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due.  For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement.  We have filed forms of the indentures with the SEC as exhibits to our registration statement of which this prospectus forms a part.  See “Where You Can Find More Information” above for information on how to obtain copies of them.

This section and your prospectus supplement summarize all the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security.  For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement.  We refer to this currency, currencies or currency units as a “specified currency.”  The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise.  Some debt securities may have different specified currencies for principal and interest.  You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm.  We will make payments on a debt security in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement.  Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security.  Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.  We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in fully registered form, without coupons.

Types of Debt Securities

We may issue any of the following types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement.  This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount.  See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged.  Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity.  We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.  We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula.  In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate.  If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment.  Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.  We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose.  The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date.  We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date.  In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date.  For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period.  This factor will equal the sum of the interest factors calculated for each day during the interest period.  The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date.  The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point.  All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement.  Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity.  The value of the applicable index will fluctuate over time.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index.  The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security.  The calculation agent may exercise significant discretion in determining such amounts.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security.  A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable.  An original issue discount debt security may be a zero coupon debt security.  A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.  The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	the title of the debt securities;

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whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of the same series;

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the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•	the stated maturity;

•	the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

•	if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•	any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

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if the debt securities may be convertible into or exchanged for common or preferred stock or other securities of Orion Marine Group, Inc., the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of our common or preferred stock or such other securities;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

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if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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if the principal amount of the debt securities that will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•	the applicability of any provisions described under “—Defeasance and Covenant Defeasance”;

•	the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

•	the applicability of any provisions described under “—Default, Remedies and Waiver of Default”;

•	any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under “—Covenants”;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

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the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;

•	whether the subsidiary guarantors will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and

•	any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.  In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date.  You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security.  It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed.  The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date.  This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times.  If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.  We will give the notice in the manner described below in “—Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment.  Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.  Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.  Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another entity. We are also permitted to sell our assets substantially as an entirety to another entity.  With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, we may not take any of these actions unless all the following conditions are met:

•
If we are not the successor entity in the transaction, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series.

•
Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing.  For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded.  We describe these matters below under “—Default, Remedies and Waiver of Default.”

•
We or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, our properties or assets, would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the applicable indenture.

•
We and the subsidiary guarantors, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets.  Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity.  We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of our company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets.

Any limitation applicable to the ability of the subsidiary guarantors to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities.  Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as the principal of and premium, if any, and interest on all of our indebtedness, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of Orion Marine Group, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which we are a party.  For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, to the extent that the claim for post-petition interest is allowed in the proceeding.  Also for the purpose of this definition, “indebtedness” includes indebtedness of others guaranteed by us and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph.  However, “indebtedness” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving us or our assets;

•	in the event of any liquidation, dissolution or other winding up of our company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of our assets and liabilities;

•	if any of our subordinated debt securities have been declared due and payable before their stated maturity; or

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any of our senior debt has occurred and is continuing, permitting the holders of that senior debt or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due.  This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to us with respect to the debt securities of each series we issue unless otherwise specified in the applicable prospectus supplement.

Maintenance of Properties.    We must maintain all properties used in our business in good condition.  However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

Insurance.    We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility.  The insurance must be in commercially reasonable amounts and types.

Existence.    Except as described under “—Mergers and Similar Transactions,” we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises.  However, we are not required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary, and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary.

We must pay these taxes and other claims before they become delinquent.  However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information.    We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.  If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.

Additional covenants described in the applicable prospectus supplement may apply to us and, if applicable, the subsidiary guarantors, with respect to a particular series of debt securities.

Defeasance and Covenant Defeasance

The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement.  In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any subsidiary guarantors from all payment and other obligations on any debt securities.  This is called full defeasance.  For us to do so, each of the following must occur:

•
We must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•
No event of default under the indenture applicable to such debt securities may have occurred and be continuing and no event of default described in the sixth bullet point under “—Default, Remedies and Waiver of Default—Events of Default” may have occurred and be continuing at any time during the 90 days following the deposit in trust;

•
There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.  Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.  You would not be able to look to us for payment if there was any shortfall.

Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and we and any subsidiary guarantors will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement.  This is called covenant defeasance.  In that event, you would lose the protection of those restrictive covenants.  In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•	The requirement to secure the debt securities equally and ratably with all of our new indebtedness in the event of a consolidation;

•
The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us or the subsidiary guarantors, if applicable;

•	Any additional covenants that your prospectus supplement states are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under “—Default, Remedies and Waiver of Default—Events of Default.”

If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit.  You should note, however, that if one of the remaining events of default were to occur, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	We do not pay interest on any debt security of that series within 30 days after the due date;

•	We do not pay the principal or any premium of any debt security of that series on the due date;

•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

•
We or any of the subsidiary guarantors, if applicable, remain in breach of any covenant we or they make in the indenture for the benefit of the relevant series for 90 days after we or they  receive a written notice of default stating that we or they are in breach and requiring us or the subsidiary guarantor to remedy the breach.  The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•
We do not pay an indebtedness of $15,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case within ten days after written notice of the default is sent to us.  The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•
We or, if applicable, any of the subsidiary guarantors, file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us or, if applicable, the subsidiary guarantors, occur; or

•	If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately.  If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities.  If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability.  This is called an indemnity.  If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series.  These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:

•	The holder of your debt security must give the trustee written notice of a continuing event of default;

•
The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•
During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default.    The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series.  If this happens, the default will be treated as if it has not occurred.  No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

Annual Provision of Information to the Trustee About Defaults.    We, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the subsidiary guarantors, will furnish to each trustee every year a written statement of two of our officers certifying that, to their knowledge, we and the subsidiary guarantors, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.  Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Changes of the Indentures Requiring Each Holder’s Approval

There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture.  Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•
modify or affect in any adverse manner the terms and conditions of the obligations of the subsidiary guarantors in respect of their guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund with respect to any of our guaranteed debt securities;

•	reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•
change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture governing the subordinated debt securities we have issued to alter the subordination of any outstanding subordinated debt securities we have issued without the written consent of each holder of senior debt then outstanding who would be adversely affected.  In addition, we may not modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities we have issued in a manner that would adversely affect the outstanding subordinated debt securities we have issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

Another type of change does not require any approval by holders of the debt securities of an affected series.  These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect.  Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees.  In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•
If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us or the subsidiary guarantors, if applicable, to obtain a waiver of any of the applicable covenants in the indenture.  The covenants include the promises we or the subsidiary guarantors, if applicable, make about merging and similar transactions, which are described above under “—Mergers and Similar Transactions.”  If the requisite holders approve a waiver of a covenant, neither we nor the subsidiary guarantors, as the case may be, will have to comply with it.  The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in “—Changes of the Indentures Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series.  Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met.  For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation or cancelled;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”;

•	if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•	if we, any subsidiary guarantor or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above.  This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•
For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•
For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security.  The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We generally will be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture.  In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders.  If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date.  We or the trustee, as applicable, may shorten or lengthen this period from time to time.  This period, however, may not extend beyond the 180th day after the record date for the action.  In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time.  Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

•	only in fully registered form; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee.  They may also replace lost, stolen, destroyed or mutilated debt securities at that office.  We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer.  The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind.  If a debt security is convertible into or exchangeable for our common or preferred stock, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “—Payment and Record Dates for Interest.”  If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security.  If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date.  The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date.  These record dates will apply regardless of whether a particular record date is a “business day,” as defined below.  For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 p.m., New York City time, on that day.

Business Day.    The term “business day” means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time.  Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security.  An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows.  We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date.  We will make all other payments by check to the paying agent described below, against surrender of the debt security.  All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date.  To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due.  In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date.  In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent.  Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.  We understand that DTC’s policies, as currently in effect, are as follows.

Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election:

•	on or before the applicable regular record date, in the case of a payment of interest; or

•	on or before the 16th day before the stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to the stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars.  In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.”  We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency.  We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee.  To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due.  In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date.  In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent.  Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions.  Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so.  To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested.  In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity.  Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement.  We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval.  In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day.  Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date.  Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.  The term “business day” has a special meaning, which we describe above under “—Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity.  We call each of those offices a paying agent.  We may add, replace or terminate paying agents from time to time.  We may also choose to act as our own paying agent.  Initially, we will appoint the trustee as the paying agent.  We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us.  After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time.  Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records.  Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

We will appoint a trustee for the senior debt securities and the subordinated debt securities in the respective indentures.  We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement.  If an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939.  In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF THE GUARANTEES

Certain of our subsidiaries, whom we refer to as the “subsidiary guarantors,” may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium or interest on, one or more series of debt securities that we may issue, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture.  In case of the failure of Orion Marine Group, Inc. punctually to pay any principal, premium or interest on any guaranteed debt security, the subsidiary guarantors will cause any such payment to be made as it becomes due and payable, whether at maturity, by acceleration, redemption, repayment or otherwise, and as if such payment were made by Orion Marine Group, Inc.  The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.  Any guarantee by the subsidiary guarantors will be of payment only and not of collection.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form.  First we describe the difference between legal ownership and indirect ownership of registered securities.  Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security or share of common or preferred stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities.  As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We expect to issue debt securities and preferred stock in book-entry form only.  However, we may issue common stock in book-entry form.  This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form.  In these cases, investors may choose to hold their securities in their own names or in street name.  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so.  Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities.  Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.  When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security is issued in book-entry form only.  Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select.  A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security.  A security will usually have only one depositary but it may have more.

Each series of these securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems.  Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.  The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities.  Generally, all securities represented by the same global security will have the same terms.  We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times.  We call this kind of global security a master global security.  Your prospectus supplement will indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise.  We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”.  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security.  Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers.  We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time.  We, the trustee and any agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security.  We, the trustee and any agents also do not supervise the depositary in any way;

•
the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time.  For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day.  There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.  For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us.  If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented.  After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.  We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

•	in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

•	any other circumstances specified for this purpose in the applicable prospectus supplement.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe.  Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security.  In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream.  If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems.  Those systems could change their rules and procedures at any time.  We have no control over those systems or their participants and we take no responsibility for their activities.  Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business.  Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable.  Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.  In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement from time to time in one or more of the following ways:

•	to underwriters or broker-dealers;

•	through agents;

•	directly to investors or to institutional investors; or

•	through a combination of any of the above methods of sale.

The securities offered from time to time may be sold in one or more transactions at:

•	market prices prevailing at the time of sale;

•	prices related to market prices;

•	negotiated prices; or

•	at a fixed public offering price or prices, which may be changed from time to time.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by them;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.  Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve cross transactions and block trades) or distributions;

•	on the New York Stock Exchange; or

•	in private transactions.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time.  Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act.  Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in the applicable prospectus supplement, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement.

If we use an underwriter or underwriters in the offer and sale of securities under this prospectus and the accompanying prospectus supplement, we will execute an underwriting agreement with such underwriter(s) for the sale.  The name(s) of such underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities under this prospectus and such prospectus supplement.  The securities will be acquired by the underwriters for their own accounts and may be sold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

We may sell directly to, and solicit offers from, institutional investors, individuals, or the public.  We will describe the terms of any such sales in a prospectus supplement.

If we use a dealer in the sale of the securities under this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering.  Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize underwriters or their agents to solicit offers by certain institutional investors to purchase our securities pursuant to contracts providing for payment and delivery at a future date.  Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  In all cases, these purchasers must be approved by us.  The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.  Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Certain of the underwriters, dealers or agents used by us in any offering may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  The terms of any indemnification provisions will be set forth in a prospectus supplement.

Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities.  As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities in accordance with Regulation M under the Exchange Act but only in the case of a fixed-price offering.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering thereof (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market.  Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.  The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities.  In addition, neither we nor any of the underwriters, if any, make any representation that the representatives of the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Each series of securities covered by this prospectus would be a new issue with no established trading market, other than our common stock which is listed on the New York Stock Exchange.  Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance.  Other than the common stock, the securities offered by this prospectus and any prospectus supplement may or may not be listed on a national securities exchange, a foreign securities exchange or eligible for quotation or trading on the New York Stock Exchange.

Any underwriters for whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, we cannot provide any assurance to you concerning the market for, or liquidity of, any of the securities covered by this prospectus and any prospectus supplement.

Under the securities laws of some states, the securities registered by the registration statement of which this prospectus forms a part may be sold in those states only through licensed brokers or dealers.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by J. Cabell Acree, our General Counsel, Houston, Texas.  Any underwriter will be advised about other issues related to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Orion Marine Group, Inc. as of December 31, 2008 and 2007 and for the three years in the period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$8,370
Printing expenses	$50,000
Transfer agent and registrar fees	$10,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$175,000
Miscellaneous	$56,630
Total	$350,000

Item 15. Indemnification of Directors and Officers

We are a Delaware corporation.  Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful.  With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the DGCL, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the DGCL, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.

The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act of 1933.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents.  Orion Marine Group, Inc. and its subsidiaries are covered by liability insurance policies which indemnify our directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.

Item 16. Exhibits

The exhibits listed on the Exhibit Index to this Registration Statement are hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

ORION MARINE GROUP, INC.

By:	/s/ J. Michael Pearson
J. Michael Pearson President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

President and Chief
/s/ J. Michael Pearson	Executive Officer and Director	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

Chief Financial Officer
/s/ Mark R. Stauffer	Chief Accounting Officer	July 21, 2009
Mark R. Stauffer	(Principal Financial
and Accounting Officer)

/s/ Richard L. Daerr, Jr.	Chairman of the Board	July 21, 2009
Richard L. Daerr, Jr.

/s/ Thomas N. Amonett	Director	July 21, 2009
Thomas N. Amonett

/s/ Austin J. Shanfelter	Director	July 21, 2009
Austin J. Shanfelter

/s/ Gene Stoever	Director	July21, 2009
Gene Stoever

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July21, 2009.

F. MILLER CONSTRUCTION, LLC

By:	/s/ J. Michael Pearson
J. Michael Pearson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

Chief Executive Officer
/s/ J. Michael Pearson	and Manager	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

Chief Financial Officer
/s/ Mark R. Stauffer	Treasurer and Assistant Secretary	July 21, 2009
Mark R. Stauffer	(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

KING FISHER MARINE SERVICE, L.P.

By:	KFMSGP, LLC, its general partner

	By:	/s/ J. Michael Pearson
J. Michael Pearson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

Chief Executive Officer
and Manager of KFMSGP, LLC,
/s/ J. Michael Pearson	the general partner of	July 21, 2009
J. Michael Pearson	King Fisher Marine Service, L.P.
(Principal Executive Officer)

Chief Financial Officer,
Treasurer and Assistant Secretary
/s/ Mark R. Stauffer	of KFMSGP, LLC,	July 21, 2009
Mark R. Stauffer	the general partner of
King Fisher Marine Service, L.P.
(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

MISENER MARINE CONSTRUCTION, INC.

By:	/s/ J. Michael Pearson
J. Michael Pearson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

Chief Executive Officer
/s/ J. Michael Pearson	and Director	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

Chief Financial Officer,
/s/ Mark R. Stauffer	Treasurer and Assistant Secretary	July 21, 2009
Mark R. Stauffer	(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

ORION ADMINISTRATIVE SERVICES, INC.

By:	/s/ J. Michael Pearson
J. Michael Pearson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

Chief Executive Officer
/s/ J. Michael Pearson	and Director	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

Chief Financial Officer,
/s/ Mark R. Stauffer	Treasurer and Assistant Secretary	July 21, 2009
Mark R. Stauffer	(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

ORION CONSTRUCTION, L.P.

By:	OCGP, LLC, its general partner

	By:	/s/ J. Michael Pearson
J. Michael Pearson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

Chief Executive Officer
and Manager
/s/ J. Michael Pearson	of OCGP, LLC, the general partner	July 21, 2009
J. Michael Pearson	of Orion Construction, L.P.
(Principal Executive Officer)

Chief Financial Officer,
/s/ Mark R. Stauffer	Treasurer and Assistant Secretary	July 21, 2009
Mark R. Stauffer	of OCGP, LLC, the general partner
of Orion Construction, L.P.
(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

ORION DREDGING SERVICES, LLC

By:	Orion Marine Group, its sole member

	By:	/s/ J. Michael Pearson
J. Michael Pearson General Executive Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

/s/ J. Michael Pearson	General Executive Manager	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

Chief Financial Officer,
/s/ Mark R. Stauffer	Treasurer and Assistant Secretary	July 21, 2009
Mark R. Stauffer	(Principal Financial
and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 2009.

SSL SOUTH, LLC

By:	ORION DREDGING SERVICES, LLC, its sole member

	By:	/s/ J. Michael Pearson
J. Michael Pearson General Executive Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints J. Michael Pearson, Mark R. Stauffer and J. Cabell Acree, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and a registration statement registering additional securities pursuant to Rule 462 under the Securities Act of 1933, as amended), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated

Signature	Title	Date

/s/ J. Michael Pearson	General Executive Manager	July 21, 2009
J. Michael Pearson	(Principal Executive Officer)

/s/ Mark R. Stauffer	Chief Financial Officer,	July 21, 2009
Mark R. Stauffer	Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1
Amended and Restated Certificate of Incorporation of Orion Marine Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-145588) originally filed with the SEC on August 20, 2007).

3.2
Amended and Restated Bylaws of Orion Marine Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-145588) originally filed with the SEC on August 20, 2007).

4.1	Specimen Certificate Representing Shares of Common Stock.

4.2*	Specimen Certificate Representing Shares of Preferred Stock.

4.3	Form of Indenture for Senior Debt Securities.

4.4	Form of Senior Debt Security (included in Exhibit 4.3).

4.5	Form of Indenture for Subordinated Debt Securities.

4.6	Form of Subordinated Debt Security (included in Exhibit 4.5).

4.7*	Form of Warrant Agreement.

4.8*	Form of Subscription Rights Certificate.

5.1	Opinion of J. Cabell Acree.

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of J. Cabell Acree (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of this filing).

*           To be filed by amendment or in a Current Report on Form 8-K.